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                                                            Exhibit 10(e)(2)


                             OGLEBAY NORTON COMPANY
                            LONG-TERM INCENTIVE PLAN


                              Prospectus Supplement


                                _________________


                      THE SECURITIES OFFERED HEREBY ARE NOT
                SAVINGS ACCOUNTS, DEPOSITS, OR OTHER OBLIGATIONS
                  OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT
              INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION
                        OR ANY OTHER GOVERNMENTAL AGENCY

                               __________________

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                                _________________

         No person has been authorized to give information or to make any representation, other than as contained herein, in connection with the offer contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this Prospectus in any state in which, or to any person to whom, such offer would be unlawful. Neither the delivery of this Prospectus nor any distribution of the securities covered hereby shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                               _________________


         The date of this Prospectus Supplement is October 28, 1998.

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                                              [LOGO-OGLEBAY NORTON COMPANY]



AWARD AGREEMENT
(For Non-Qualified Stock Option)
----------------------------------



To:                                           Number:
         ----------------------------                --------------------------
                  (Name of Optionee)

                                              Date of Grant:  October 28, 1998
        ----------------------------
         (Social Security Number)



There hereby is granted to you, as a key employee of Oglebay Norton Company ("Company") or of a subsidiary, an Option to purchase _____________ Oglebay Norton Common Shares, $1.00 par value, at an option price of $26.00 per Share. This Option is granted to you pursuant to the Oglebay Norton Company Long Term Incentive Plan (the "Plan") and is subject to the terms and conditions set forth below. This Option is not an incentive stock option as defined in Section 422 of the Internal Revenue Code (the "Code").

Please acknowledge your acceptance of the terms of this option by signing on the reverse side.


                                 ----------------------------------------------
                                                         John N. Lauer
                                 Chairman, President and Chief Executive Officer

_______________________________________________________________________________




Section 1. General Information

This Award Agreement along with other materials provided to you at this time and at other times in the future constitute the Prospectus for the Shares of Company Common Stock issuable pursuant to Options granted under the Plan.

A summary of the material provisions of the Plan and the Options granted thereunder is set forth below, but this summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is available for inspection at the principal office of the Company or will be mailed to any participant within 30 days after written request therefor.

Section 2.  Purposes of the Plan

The purpose of the Plan is to promote the interests of the stockholders by furthering the long-term performance of the Company and to enable the Company to be competitive in encouraging key employees who perform services of special importance to the management, operation and the development of the business of the Company or its subsidiaries, to remain in its service, to attract others to it, and to provide such employees an additional incentive to contribute to the prosperity of the Company and its stockholders.

Section 3.  Eligibility

Key employees of the Company and its subsidiaries, including officers, whether or not Directors, are eligible to participate in the Plan. Directors who are not regular employees are not eligible to participate in the Plan. Participation in the Plan will be limited to those key employees of the Company selected by the Committee.

Nothing contained in the Plan or in any document related to the Plan shall confer upon any optionee any right to continue in the employ of the Company or any subsidiary of the Company or limit the Company or any subsidiary of the Company to terminate the optionee's employment at any time and for any reason.


Section 4.  Exercise of Option

The Option shall be exercisable on or before the expiration date of October 28, 2008 as to the percentage of shares indicated on the following dates:

                                                         Percent of
                                                          Shares
                                                        Purchasable
                                                        -----------
Prior to 10/28/99                                           None
On 10/28/99 to 10/28/00                                     25%
On 10/28/00 to 10/28/01                                     50%
On 10/28/01 to 10/28/02                                     75%
On or after 10/28/02                                       100%

less the number of shares, if any, previously purchased under the Option.

The Option may be exercised as to all or any of the shares that can then be purchased by submitting a letter to the Secretary of the Company stating the number of shares you are electing to purchase at that time, and enclosing your payment of the option price in full, either (a) in cash (including checks, bank drafts, or money orders), (b) by delivering common stock of the Company owned of record by you or by sale of shares acquired in the exercise of the option, or
(c) by a combination of (a) and (b). As soon as practicable after payment of the option price, a certificate or certificates representing the purchased shares will be issued.

Pursuant to the terms of the Plan, the Committee may, upon notice of exercise, elect to cash out all or part of the portion of the Option to be exercised and pay you an amount equal to the excess of the fair market value of the Company's shares over the option price (the "Spread Value"). The payment of the Spread Value may be made, at the Committee's discretion, in cash or shares of the Company's common stock.


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Section 5.  Non-Assignability

The Option is personal to you and is not transferable except as otherwise provided in Section 8.

Section 6.  Retirement

If your employment with the Company or a subsidiary company terminates during the term of the Option by reason of your retirement from active employment pursuant to which you are entitled to receive a normal, early, or shutdown retirement pension under the Oglebay Norton Company Pension Plan for Salaried Employees, the Option shall become immediately exercisable in full and may be exercised at any time within two years of date of retirement, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 7.  Disability

If your employment with the Company or a subsidiary company terminates during the term of the Option by reason of a disability covered under the Oglebay Norton Company Long-Term Disability Insurance Plan, the Option shall become immediately exercisable in full, and may be exercised at any time within one year of your termination of employment, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 8.  Death

In the event of your death during the term of the Option, the Option shall become immediately exercisable in full and may be exercised by your executor or administrator at any time within one year of the date of your death, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 9.  Other Termination

If your employment with the Company or a subsidiary company terminates during the term of the Option for any reason other than death, retirement, or disability referred to in Sections 6, 7, and 8, the Option shall thereupon terminate, unless you are involuntarily terminated by the Company without Cause, as defined in the Plan. In the case of your involuntary termination of employment without Cause, the Option shall be limited to the number of shares as to which it could have been exercised pursuant to Section 4 at the time your employment ends and shall terminate as to the remaining shares. The Option may then be exercised as to the limited number of shares at any time within ninety days of your involuntary termination of employment without Cause, but in no event beyond the term of the Option, and thereafter the Option shall terminate.

Section 10.  Share Adjustments

The number and kind of shares subject to the Option and, if appropriate, the purchase price per share, shall be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the nature of the shares of the Company as determined by the Board of Directors or the Committee.


Section 11.  Notices

All notices hereunder to the Company shall be delivered personally or mailed to its corporate offices, attention: Secretary, at its headquarters location, 1100 Superior Avenue, Cleveland, Ohio 44114, and all notices hereunder to you shall be delivered personally or mailed to you. Such addresses may be changed at any time by advance notice of such change to the Company or to you, as the case may be.

Section 12.  Provisions of Plan Control

This Agreement is subject to all of the terms, conditions and provisions of the Plan (all of which are incorporated herein by reference) and to such rules, regulations, and interpretations related to the Plan as may be adopted by the Compensation and Organization Committee of the Board of Directors of Company (the "Committee") and as may be in effect from time to time. In the event and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions, and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Committee has authority to interpret and construe any provision of this Agreement and its interpretation and construction shall be binding and conclusive.

Section 13.  Liability

The liability of the Company under this Agreement and any distribution of shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of this Agreement shall be construed to impose any liability on the Company, its officers, employees or any subsidiary with respect to any loss, cost or expense which you may incur in connection with or arising out of any transaction in connection with this Agreement.

Section 14.  Withholding

You agree that the Company may make appropriate provision for tax withholding with respect to the transactions contemplated by this Agreement.


ACCEPTANCE

The undersigned hereby accepts the terms of the stock option granted herein.




--------------------------------------------------      -----------------------
         (Signature of Optionee)                               (Date)